Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces Third Quarter 2022 Results

•	Q3 2022 End of Period Subscribers of 3.8 million

•	Q3 2022 Revenues of $249.7 million

•	Q3 2022 Gross Margin of 61.0%

•

Q3 2022 Operating Loss of $254.5 million primarily due to $312.7 million in non-cash intangible impairment charges for Franchise Rights Acquired; Q3 2022 Adjusted Operating Income of $61.9 million excluding the impact of such impairment charges and the net impact of restructuring charges

•

Revised FY 2022 Guidance: Revenues are expected to be approximately $1.04 billion and GAAP diluted net loss per share is expected to be in the range of ($3.16) to ($3.21), which incorporates the negative net impact of approximately $3.94 per diluted share from non-cash intangible impairment charges, estimated restructuring charges, and out-of-period income tax adjustments

NEW YORK (November 3, 2022) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or “the Company”) today announced its results for the third quarter of fiscal 2022.

“We are encouraged by early indicators that our data-informed approach to product development – focused on our core pillars of community, accountability, and coaching – is starting to yield positive results,” said Sima Sistani, the Company’s CEO. “With nearly 60 years of weight loss efficacy and a community of millions, we have a strong foundation on which to build a digital experience for the future.”

Amy O’Keefe, the Company’s CFO, said, “Adjusted operating income in Q3 was ahead of our expectations, despite continued pressure on revenue from lower subscriber levels year-over-year and headwinds from foreign exchange. We are confident that we are taking appropriate actions to manage costs in this environment and we continue to generate strong cash flow from our subscription model.”

Q3 2022 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	October 1, 2022	October 2, 2021	% Change	Constant Currency(1)
Subscription Revenues, net	$220.7	$262.4	(15.9%)	(11.6%)
Product Sales and Other, net	29.0	31.1	(6.8%)	(2.8%)

Revenues, net	$249.7	$293.5	(14.9%)	(10.7%)
Gross Profit	$152.4	$178.0	(14.4%)	(9.4%)
Adjustments(1)
Net Restructuring Charges(2)	0.0	4.9

Adjusted Gross Profit(1)	$152.4	$183.0	(16.7%)	(11.8%)
Operating (Loss) Income	($254.5)	$79.7	(419.3%)	(413.9%)
Adjustments(1)
Franchise Rights Acquired Impairments	312.7	—
Net Restructuring Charges(2)	3.7	8.6

Adjusted Operating Income(1)	$61.9	$88.4	(30.0%)	(24.1%)
Net (Loss) Income	($206.0)	$46.3	(544.7%)	(538.8%)
EPS	($2.93)	$0.65	(547.7%)	(541.8%)

Total Paid Weeks	51.9	60.1	(13.6%)	N/A
Digital(3) Paid Weeks	41.6	50.3	(17.3%)	N/A
Workshops + Digital(4) Paid Weeks	10.3	9.8	5.6%	N/A

End of Period Subscribers(5)	3.8	4.5	(15.0%)	N/A
Digital Subscribers	3.0	3.7	(17.7%)	N/A
Workshops + Digital Subscribers	0.7	0.8	(2.0%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members as applicable. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(5)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

Q3 2022 Business and Financial Highlights

•

End of Period Subscribers in Q3 2022 were down 15.0% versus the prior year period, primarily driven by declines in the Digital business in all geographic markets. Q3 2022 End of Period Digital Subscribers decreased 17.7% versus the prior year period. Q3 2022 End of Period Workshops + Digital Subscribers decreased 2.0% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•

Total Paid Weeks in Q3 2022 were down 13.6% versus the prior year period, driven by declines in the Digital business in all geographic markets. Q3 2022 Digital Paid Weeks decreased 17.3% versus the prior year period. Q3 2022 Workshops + Digital Paid Weeks increased 5.6% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•	Revenues in Q3 2022 were $249.7 million. On a constant currency basis, Q3 2022 revenues decreased 10.7% versus the prior year period.

¡	Subscription Revenues in Q3 2022 were $220.7 million. On a constant currency basis, these revenues decreased 11.6% versus the prior year period.

¡	Product Sales and Other in Q3 2022 were $29.0 million. On a constant currency basis, these revenues decreased 2.8% versus the prior year period.

•

Gross Profit in Q3 2022 was $152.4 million, compared to $178.0 million in the prior year period. Adjusted gross profit in Q3 2022, which excluded the net impact of $0.0 million of restructuring charges, was $152.4 million. Adjusted gross profit in Q3 2021, which excluded the net impact of $4.9 million of restructuring charges, was $183.0 million.

¡

Gross Margin in Q3 2022 was 61.0%, as compared to 60.7% in the prior year period. Adjusted gross margin in Q3 2022 was 61.0%, down 130 basis points from an adjusted gross margin of 62.3% in the prior year period, primarily driven by a mix shift to the Workshops + Digital business as well as a 50 basis point negative impact from foreign currency.

•

Non-Cash Intangible Impairment Charges: During Q3 2022, the Company identified several factors, including business performance, market capitalization, and interest rates, that indicated a triggering event for impairment testing. In Q3 2022, the Company recorded non-cash impairment charges of Franchise Rights Acquired totaling $312.7 million that included charges of $298.3 million, $13.3 million, and $1.1 million related to its U.S., Canada and New Zealand operations, respectively. The impairment charges were almost entirely driven by an increase in the Company’s weighted-average cost of capital, reflecting market factors including higher interest rates and the trading values of the Company’s equity and debt.

•

Operating Loss in Q3 2022 was $254.5 million, compared to operating income of $79.7 million in the prior year period. Adjusted operating income in Q3 2022, which excluded the impact of non-cash intangible impairment charges totaling $312.7 million and the net impact of $3.7 million of restructuring charges, was $61.9 million, down 30.0% versus adjusted operating income in the prior year period. Adjusted operating income in Q3 2021, which excluded the net impact of $8.6 million of restructuring charges, was $88.4 million.

•	Effective Tax Rate in Q3 2022 was 25.6%, compared to 22.4% in the prior year period.

•	Net Loss in Q3 2022 was $206.0 million compared to net income of $46.3 million in the prior year period.

•	Diluted Net Loss per share in Q3 2022 was $2.93 compared to earnings per fully diluted share (EPS) of $0.65 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q3 2022 Diluted Net Loss per share incorporated the negative impact of $3.38 per diluted share in the aggregate due to the following items:

•	$3.34 per diluted share negative impact of non-cash intangible impairment charges for Franchise Rights Acquired.

•	$0.04 per diluted share negative net impact of restructuring charges.

◾	Q3 2021 EPS was negatively impacted by $0.07 per fully diluted share in the aggregate due to the following items:

•	$0.09 per fully diluted share negative net impact of restructuring charges.

•	$0.02 per fully diluted share tax benefit due to the reversal of a valuation allowance related to certain net operating losses now expected to be realized.

Other Items

•	Cash balance as of October 1, 2022 was $188.3 million. On that same date, the Company had no outstanding borrowings under its $175.0 million revolving credit facility.

•

2022 Restructuring Plan: In connection with its previously announced 2022 restructuring plan, the Company recorded restructuring charges of $3.6 million in Q3 2022. The Company expects to record $10 million of restructuring charges in Q4 2022, increasing its full year estimate of restructuring charges to $33 million, up from its prior estimate of $27 million. The Company now expects annual run-rate savings to be $40 million, up from its prior estimate of over $35 million. In-year fiscal 2022 run-rate savings are expected to approach $20 million, consistent with the prior estimate.

Full Year Fiscal 2022 Guidance

The Company is revising its full year fiscal 2022 guidance, as follows:

•

Revenues are expected to be approximately $1.04 billion, reflecting greater pressure from foreign currency and lower subscriber levels. Prior revenue guidance was in the range of $1.05 billion to $1.09 billion.

•

GAAP diluted net loss per share expected to be in the range of ($3.16) to ($3.21), which incorporates a negative net impact of approximately $3.94 per diluted share from the Franchise Rights Acquired and Goodwill impairment charges described above or previously disclosed, estimated restructuring charges, and the benefit from Q2 2022 out-of-period income tax adjustments. Prior GAAP

EPS guidance was in the range of $0.25 to $0.30 per fully diluted share, which incorporated the negative impact of approximately $0.55 per fully diluted share of estimated charges and the benefit from out-of-period income tax adjustments recorded in Q2 2022.

Third Quarter 2022 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the third quarter of fiscal 2022 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating (loss) income, operating (loss) income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the third quarter of fiscal 2022 to exclude (a) the impact of the impairment charges for our franchise rights acquired related to our United States, Canada and New Zealand units of account and (b) the net impact of (x) charges associated with our previously disclosed 2022 restructuring plan (the “2022 plan”) and (y) charges associated with our previously disclosed 2021 organizational restructuring plan (the “2021 plan”); (ii) the first nine months of fiscal 2022 to exclude (a) the impact of impairment charges for our franchise rights acquired related to our United States, Canada and New Zealand units of account and the impairment charge for our goodwill related to our wholly-owned subsidiary Kurbo, Inc. (“Kurbo”) and (b) the net impact of (x) charges associated with the 2022 plan, (y) charges associated with the 2021 plan or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with our previously disclosed 2020 organizational restructuring plan (the “2020 plan”); and (iii) the third quarter and first nine months of fiscal 2021 to exclude the net impact of (x) charges associated with the 2021 plan and (y) the reversal of certain of the charges associated with the 2020 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the third quarter of fiscal 2022, as excluding or adjusting for the impact of the franchise rights acquired impairments (or non-cash intangible impairment charges) and the net impact of restructuring charges; (ii) with respect to the adjustments for the first nine months of fiscal 2022, as excluding or adjusting for the impact of franchise rights acquired and goodwill impairments (or non-cash intangible impairment charges) and the net impact of restructuring charges; and (iii) with respect to the adjustments for the third quarter and first nine months of fiscal 2021, as excluding or adjusting for the net impact of restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and early extinguishment of debt with respect to the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by the world’s leading commercial weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. Through our comprehensive tools, expert Coaches and community, members follow our proven, sustainable, science-based program focused on weight loss. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the ongoing global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business and consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including the potential impact of political and social unrest, and the existing inflationary environment; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the

Company’s business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks, which risks may be exacerbated as a result of the war in Ukraine; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	October 1, 2022	January 1, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$188,291	$153,794
Receivables (net of allowances: October 1, 2022 - $1,693 and January 1, 2022 - $1,726)	28,192	29,321
Inventories	26,394	30,566
Prepaid income taxes	14,721	30,478
Prepaid expenses and other current assets	32,161	27,014

TOTAL CURRENT ASSETS	289,759	271,173
Property and equipment, net	30,112	37,219
Operating lease assets	79,911	89,902
Franchise rights acquired	440,515	785,195
Goodwill	156,155	157,374
Other intangible assets, net	62,952	61,126
Deferred income taxes	15,772	11,259
Other noncurrent assets	17,659	15,686

TOTAL ASSETS	$1,092,835	$1,428,934

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$18,457	$20,297
Accounts payable	17,384	22,444
Salaries and wages payable	64,047	57,401
Accrued marketing and advertising	10,277	15,904
Accrued interest	10,848	5,085
Other accrued liabilities	37,318	45,728
Derivative payable	—	14,670
Income taxes payable	1,850	1,748
Deferred revenue	39,772	45,855

TOTAL CURRENT LIABILITIES	199,953	229,132
Long-term debt, net	1,421,239	1,418,104
Long-term operating lease liabilities	70,848	78,157
Deferred income taxes	58,293	157,718
Other	2,005	2,227

TOTAL LIABILITIES	1,752,338	1,885,338
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 122,052 shares issued at October 1, 2022 and 122,052 shares issued at January 1, 2022	0	0
Treasury stock, at cost, 51,667 shares at October 1, 2022 and 51,988 shares at January 1, 2022	(3,106,098)	(3,120,149)
Retained earnings	2,457,912	2,682,349
Accumulated other comprehensive loss	(11,317)	(18,604)

TOTAL DEFICIT	(659,503)	(456,404)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,092,835	$1,428,934

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	October 1, 2022	October 2, 2021
Subscription revenues, net (1)	$220,746	$262,401
Product sales and other, net (2)	28,972	31,096

Revenues, net	249,718	293,497

Cost of subscription revenues (3)	73,541	90,280
Cost of product sales and other	23,826	25,180

Cost of revenues	97,367	115,460

Gross profit	152,351	178,037
Marketing expenses	35,696	34,569
Selling, general and administrative expenses	58,443	63,745
Franchise rights acquired impairments	312,741	—

Operating (loss) income	(254,529)	79,723
Interest expense	20,912	19,283
Other expense, net	1,344	764

(Loss) income before income taxes	(276,785)	59,676
(Benefit from) provision for income taxes	(70,749)	13,346

Net (loss) income	$(206,036)	$46,330

(Net loss) earnings per share
Basic	$(2.93)	$0.66

Diluted	$(2.93)	$0.65

Weighted average common shares outstanding:
Basic	70,383	69,875

Diluted	70,383	70,860

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. "Digital Subscription Revenues" consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable. "Workshops + Digital Fees" consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company's Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended
	October 1, 2022	October 2, 2021
Subscription revenues, net (1)	$718,122	$815,092
Product sales and other, net (2)	98,810	121,580

Revenues, net	816,932	936,672

Cost of subscription revenues (3)	243,710	285,209
Cost of product sales and other	77,811	93,965

Cost of revenues	321,521	379,174

Gross profit	495,411	557,498
Marketing expenses	195,123	208,656
Selling, general and administrative expenses	193,320	206,615
Franchise rights acquired and goodwill impairments	339,161	—

Operating (loss) income	(232,193)	142,227
Interest expense	58,837	68,699
Other expense, net	3,303	908
Early extinguishment of debt	—	29,169

(Loss) income before income taxes	(294,333)	43,451
(Benefit from) provision for income taxes	(75,431)	6,488

Net (loss) income	(218,902)	36,963
(Net loss) earnings per share
Basic	$(3.12)	$0.53

Diluted	$(3.12)	$0.52

Weighted average common shares outstanding:
Basic	70,258	69,516

Diluted	70,258	70,866

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. "Digital Subscription Revenues" consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable. "Workshops + Digital Fees" consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company's Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Nine Months Ended
	October 1, 2022	October 2, 2021
Operating activities:
Net (loss) income	$(218,902)	$36,963
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	33,371	37,222
Amortization of deferred financing costs and debt discount	3,763	4,835
Impairment of franchise rights acquired and goodwill	339,161	—
Impairment of intangible and long-lived assets	2,088	421
Share-based compensation expense	10,362	16,596
Deferred tax benefit	(107,879)	(10,788)
Allowance for doubtful accounts	54	(91)
Reserve for inventory obsolescence	4,712	5,805
Foreign currency exchange rate loss	3,562	553
Early extinguishment of debt	—	29,169
Changes in cash due to:
Receivables	(9,760)	3,785
Inventories	(725)	8,390
Prepaid expenses	17,613	2,585
Accounts payable	(3,634)	(7,197)
Accrued liabilities	15,390	4,440
Deferred revenue	(3,576)	208
Other long term assets and liabilities, net	(4,662)	(2,001)
Income taxes	(392)	(5,522)

Cash provided by operating activities	80,546	125,373

Investing activities:
Capital expenditures	(1,756)	(1,947)
Capitalized software expenditures	(27,584)	(27,204)
Cash paid for acquisitions	(4,350)	(12,833)
Other items, net	(29)	(1,593)

Cash used for investing activities	(33,719)	(43,577)

Financing activities:
Net (payments) borrowings on revolver	—	—
Proceeds from long term debt	—	1,500,000
Financing costs and debt discount	—	(36,985)
Payments on long-term debt	—	(1,511,500)
Taxes paid related to net share settlement of equity awards	(1,938)	(5,328)
Proceeds from stock options exercised	—	4,469
Cash paid for acquisitions	(113)	(6,450)
Other items, net	(86)	(116)

Cash used for financing activities	(2,137)	(55,910)

Effect of exchange rate changes on cash and cash equivalents	(10,193)	(3,543)

Net increase in cash and cash equivalents	34,497	22,343
Cash and cash equivalents, beginning of period	153,794	165,887

Cash and cash equivalents, end of period	$188,291	$188,230

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	October 1, 2022	October 2, 2021	Variance
Digital Paid Weeks (1)
North America	26,274	31,980	(17.8%)
CE	12,119	14,348	(15.5%)
UK	2,295	3,034	(24.4%)
Other (2)	911	969	(6.0%)

Total Digital Paid Weeks	41,599	50,331	(17.3%)

Workshops + Digital Paid Weeks (1)
North America	7,753	7,337	5.7%
CE	1,461	1,180	23.8%
UK	924	993	(7.0%)
Other (2)	196	276	(28.8%)

Total Workshops + Digital Paid Weeks	10,334	9,786	5.6%

Total Paid Weeks (1)
North America	34,028	39,317	(13.5%)
CE	13,580	15,529	(12.5%)
UK	3,218	4,028	(20.1%)
Other (2)	1,107	1,244	(11.1%)

Total Paid Weeks	51,933	60,117	(13.6%)

End of Period Digital Subscribers (3)
North America	1,908	2,342	(18.5%)
CE	898	1,063	(15.5%)
UK	169	219	(23.0%)
Other (2)	71	77	(7.5%)

Total End of Period Digital Subscribers	3,046	3,701	(17.7%)

End of Period Workshops + Digital Subscribers (3)
North America	555	577	(3.7%)
CE	112	92	21.0%
UK	65	74	(11.1%)
Other (2)	15	20	(24.3%)

Total End of Period Workshops + Digital Subscribers	748	763	(2.0%)

Total End of Period Subscribers (3)
North America	2,464	2,919	(15.6%)
CE	1,010	1,155	(12.6%)
UK	234	293	(20.0%)
Other (2)	86	97	(11.0%)

Total End of Period Subscribers	3,794	4,464	(15.0%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital and Digital 360 as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Nine Months Ended
	October 1, 2022	October 2, 2021	Variance
Digital Paid Weeks (1)
North America	87,743	99,638	(11.9%)
CE	39,922	45,802	(12.8%)
UK	7,417	9,896	(25.1%)
Other (2)	2,973	3,046	(2.4%)

Total Digital Paid Weeks	138,055	158,382	(12.8%)

Workshops + Digital Paid Weeks (1)
North America	22,724	21,155	7.4%
CE	4,163	4,022	3.5%
UK	2,725	3,050	(10.7%)
Other (2)	660	926	(28.8%)

Total Workshops + Digital Paid Weeks	30,271	29,152	3.8%

Total Paid Weeks (1)
North America	110,466	120,793	(8.5%)
CE	44,085	49,824	(11.5%)
UK	10,142	12,946	(21.7%)
Other (2)	3,633	3,972	(8.5%)

Total Paid Weeks	168,326	187,534	(10.2%)

End of Period Digital Subscribers (3)
North America	1,908	2,342	(18.5%)
CE	898	1,063	(15.5%)
UK	169	219	(23.0%)
Other (2)	71	77	(7.5%)

Total End of Period Digital Subscribers	3,046	3,701	(17.7%)

End of Period Workshops + Digital Subscribers (3)
North America	555	577	(3.7%)
CE	112	92	21.0%
UK	65	74	(11.1%)
Other (2)	15	20	(24.3%)

Total End of Period Workshops + Digital Subscribers	748	763	(2.0%)

Total End of Period Subscribers (3)
North America	2,464	2,919	(15.6%)
CE	1,010	1,155	(12.6%)
UK	234	293	(20.0%)
Other (2)	86	97	(11.0%)

Total End of Period Subscribers	3,794	4,464	(15.0%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital and Digital 360 as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q3 2022 Variance
						2022
						Constant
	Q3 2022			Q3 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data
Consolidated Company Revenues	$249,718	$12,439	$262,157	$293,497	(14.9%)	(10.7%)
Consolidated Digital Subscription Revenues (1)	$155,881	$9,015	$164,896	$195,288	(20.2%)	(15.6%)
Consolidated Workshops + Digital Fees (2)	$64,865	$2,160	$67,025	$67,113	(3.3%)	(0.1%)
Consolidated Subscription Revenues (3)	$220,746	$11,175	$231,921	$262,401	(15.9%)	(11.6%)
Consolidated Product Sales and Other (4)	$28,972	$1,265	$30,237	$31,096	(6.8%)	(2.8%)

North America
Digital Subscription Revenues (1)	$102,735	$264	$102,999	$125,077	(17.9%)	(17.7%)
Workshops + Digital Fees (2)	$52,113	$97	$52,210	$51,661	0.9%	1.1%
Subscription Revenues (3)	$154,848	$360	$155,208	$176,738	(12.4%)	(12.2%)
Product Sales and Other (4)	$21,234	$43	$21,277	$21,059	0.8%	1.0%
Total Revenues	$176,082	$402	$176,484	$197,797	(11.0%)	(10.8%)

CE
Digital Subscription Revenues (1)	$43,638	$7,486	$51,124	$56,542	(22.8%)	(9.6%)
Workshops + Digital Fees (2)	$7,586	$1,305	$8,891	$8,727	(13.1%)	1.9%
Subscription Revenues (3)	$51,224	$8,791	$60,015	$65,269	(21.5%)	(8.0%)
Product Sales and Other (4)	$5,272	$922	$6,194	$6,664	(20.9%)	(7.1%)
Total Revenues	$56,496	$9,713	$66,209	$71,933	(21.5%)	(8.0%)

UK
Digital Subscription Revenues (1)	$5,693	$974	$6,667	$9,007	(36.8%)	(26.0%)
Workshops + Digital Fees (2)	$3,764	$644	$4,408	$4,528	(16.9%)	(2.7%)
Subscription Revenues (3)	$9,457	$1,618	$11,075	$13,535	(30.1%)	(18.2%)
Product Sales and Other (4)	$1,441	$244	$1,685	$2,131	(32.4%)	(20.9%)
Total Revenues	$10,898	$1,861	$12,759	$15,666	(30.4%)	(18.6%)

Other (5)
Digital Subscription Revenues (1)	$3,815	$292	$4,107	$4,662	(18.2%)	(11.9%)
Workshops + Digital Fees (2)	$1,402	$114	$1,516	$2,197	(36.2%)	(31.0%)
Subscription Revenues (3)	$5,217	$405	$5,622	$6,859	(23.9%)	(18.0%)
Product Sales and Other (4)	$1,025	$56	$1,081	$1,242	(17.5%)	(13.0%)
Total Revenues	$6,242	$462	$6,704	$8,101	(22.9%)	(17.2%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues" plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					YTD 2022 Variance
						2022
						Constant
	YTD 2022			YTD 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data
Consolidated Company Revenues	$816,932	$29,452	$846,384	$936,672	(12.8%)	(9.6%)
Consolidated Digital Subscription Revenues (1)	$521,582	$21,571	$543,153	$606,687	(14.0%)	(10.5%)
Consolidated Workshops + Digital Fees (2)	$196,540	$4,797	$201,337	$208,405	(5.7%)	(3.4%)
Consolidated Subscription Revenues (3)	$718,122	$26,368	$744,490	$815,092	(11.9%)	(8.7%)
Consolidated Product Sales and Other (4)	$98,810	$3,084	$101,894	$121,580	(18.7%)	(16.2%)

North America
Digital Subscription Revenues (1)	$342,489	$580	$343,069	$387,422	(11.6%)	(11.4%)
Workshops + Digital Fees (2)	$155,558	$192	$155,750	$158,265	(1.7%)	(1.6%)
Subscription Revenues (3)	$498,047	$773	$498,820	$545,687	(8.7%)	(8.6%)
Product Sales and Other (4)	$70,363	$102	$70,465	$81,055	(13.2%)	(13.1%)
Total Revenues	$568,410	$875	$569,285	$626,742	(9.3%)	(9.2%)

CE
Digital Subscription Revenues (1)	$145,920	$18,142	$164,062	$176,059	(17.1%)	(6.8%)
Workshops + Digital Fees (2)	$23,599	$2,999	$26,598	$28,397	(16.9%)	(6.3%)
Subscription Revenues (3)	$169,519	$21,142	$190,661	$204,456	(17.1%)	(6.7%)
Product Sales and Other (4)	$19,621	$2,302	$21,923	$27,308	(28.1%)	(19.7%)
Total Revenues	$189,140	$23,444	$212,584	$231,764	(18.4%)	(8.3%)

UK
Digital Subscription Revenues (1)	$20,106	$1,952	$22,058	$28,410	(29.2%)	(22.4%)
Workshops + Digital Fees (2)	$12,482	$1,269	$13,751	$14,304	(12.7%)	(3.9%)
Subscription Revenues (3)	$32,588	$3,220	$35,808	$42,714	(23.7%)	(16.2%)
Product Sales and Other (4)	$5,506	$509	$6,015	$9,021	(39.0%)	(33.3%)
Total Revenues	$38,094	$3,730	$41,824	$51,735	(26.4%)	(19.2%)

Other (5)
Digital Subscription Revenues (1)	$13,067	$897	$13,964	$14,796	(11.7%)	(5.6%)
Workshops + Digital Fees (2)	$4,901	$336	$5,237	$7,439	(34.1%)	(29.6%)
Subscription Revenues (3)	$17,968	$1,232	$19,200	$22,235	(19.2%)	(13.6%)
Product Sales and Other (4)	$3,320	$172	$3,492	$4,196	(20.9%)	(16.8%)
Total Revenues	$21,288	$1,404	$22,692	$26,431	(19.5%)	(14.1%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Personal Coaching + Digital and Digital 360 as applicable.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues" plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Q3 2022 Variance
														2022 Constant Currency
													2022		2022
	Q3 2022							Q3 2021					Adjusted		Adjusted
							Adjusted					2022	vs	2022	vs
					Currency	Constant	Constant					vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$152,351	$6	(1)	$152,357	$8,987	$161,338	$161,344	$178,037	$4,934	(5)	$182,971	(14.4%)	(16.7%)	(9.4%)	(11.8%)
Gross Margin	61.0%			61.0%		61.5%	61.5%	60.7%			62.3%

Selling, General and Administrative Expenses	$58,443	$(3,654	) (2)	$54,789	$1,747	$60,190	$56,537	$63,745	$(3,704	) (6)	$60,041	(8.3%)	(8.7%)	(5.6%)	(5.8%)

Operating (Loss) Income	$(254,529)	$316,401	(3)	$61,872	$4,278	$(250,251)	$67,061 (4)	$79,723	$8,638	(7)	$88,362	(419.3%)	(30.0%)	(413.9%)	(24.1%)
Operating (Loss) Income Margin	-101.9%			24.8%		-95.5%	25.6%	27.2%			30.1%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of the reversal of $98 of charges associated with the Company's previously disclosed 2022 restructuring plan and $104 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan.

(2)

Excludes the net impact of $3,655 of charges associated with the Company's previously disclosed 2022 restructuring plan and the reversal of $1 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company's franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand operations, respectively and (ii) the net impact of (x) the reversal of $98 of charges and $3,655 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (y) $104 of charges and the reversal of $1 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $913 of currency adjustment associated with the impairment charges of the Company's franchise rights acquired of $13,312 and $1,138 related to its Canada and New Zealand operations, respectively.

(5)

Excludes the net impact of $5,620 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $686 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(6)	Excludes $3,704 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan.
(7)

Excludes the net impact of (i) $5,620 of charges and $3,704 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $686 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												YTD 2022 Variance
														2022 Constant Currency
													2022		2022
	YTD 2022							YTD 2021					Adjusted		Adjusted
							Adjusted					2022	vs	2022	vs
					Currency	Constant	Constant					vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$495,411	$3,853	(1)	$499,264	$21,146	$516,557	$520,409	$557,498	$15,100	(5)	$572,598	(11.1%)	(12.8%)	(7.3%)	(9.1%)
Gross Margin	60.6%			61.1%		61.0%	61.5%	59.5%			61.1%

Selling, General and Administrative Expenses	$193,320	$(18,507	) (2)	$174,813	$4,000	$197,320	$178,813	$206,615	$(4,266	) (6)	$202,349	(6.4%)	(13.6%)	(4.5%)	(11.6%)

Operating (Loss) Income	$(232,193)	$361,521	(3)	$129,328	$8,934	$(223,259)	$140,422 (4)	$142,227	$19,366	(7)	$161,593	(263.3%)	(20.0%)	(257.0%)	(13.1%)
Operating (Loss) Income Margin	-28.4%			15.8%		-26.4%	16.6%	15.2%			17.3%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $4,400 of charges associated with the Company's previously disclosed 2022 restructuring plan, the reversal of $431 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $116 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(2)

Excludes the impact of $18,273 of charges associated with the Company's previously disclosed 2022 restructuring plan and $234 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company's franchise rights acquired of $298,291, $37,797 and $1,972 related to its United States, Canada and New Zealand operations, respectively, and an impairment charge of the Company's goodwill related to its Kurbo operations of $1,101 and (ii) the net impact of (w) $4,400 of charges and $18,273 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $431 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, (y) $234 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to selling, general and administrative expenses and (z) the reversal of $116 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

(4)

Includes $2,161 of currency adjustment associated with the impairment charges of the Company's franchise rights acquired of $37,797 and $1,972 related to its Canada and New Zealand operations, respectively.

(5)

Excludes the net impact of $16,401 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $1,301 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the net impact of $4,497 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $231 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of (i) $16,401 of charges and $4,497 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $1,301 of charges and $231 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net (Loss) Income	$(206,036)	$46,330	$(218,902)	$36,963
Interest	20,912	19,283	58,837	68,699
Taxes	(70,749)	13,346	(75,431)	6,488
Depreciation and Amortization	10,544	11,130	31,941	34,465
Stock-based Compensation	3,376	3,405	10,362	16,596

EBITDAS	$(241,953)	$93,494	$(193,193)	$163,211
Franchise Rights Acquired and Goodwill Impairments	312,741 (1)	—	339,161 (2)	—
2022 Plan Restructuring Charges (3)	3,557	—	22,674	—
2021 Plan Restructuring Charges (4)	103	9,324	(198)	20,898
2020 Plan Restructuring Charges (5)	—	(686)	(116)	(1,532)
Early Extinguishment of Debt (6)	—	—	—	29,169

Adjusted EBITDAS	$74,448	$102,132	$168,328	$211,746

Note: Totals may not sum due to rounding.

(1)	Impairment charges of the Company's franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand operations, respectively.
(2)

Impairment charges of the Company's franchise rights acquired of $298,291, $37,797 and $1,972 related to its United States, Canada and New Zealand operations, respectively, and an impairment charge of the Company's goodwill related to its Kurbo operations of $1,101.

(3)	Charges associated with the Company's previously disclosed 2022 restructuring plan.
(4)	Charges or the reversal of charges, as applicable, associated with the Company's previously disclosed 2021 organizational restructuring plan.
(5)	The reversal of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.
(6)	Charges associated with the Company's previously disclosed April 2021 debt refinancing.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

					Trailing Twelve
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Months
Net Debt to Adjusted EBITDAS

Net Income (Loss)	$29,929	$(8,243)	$(4,623)	$(206,036)	$(188,973)
Interest	19,210	18,671	19,255	20,912	78,048
Taxes	3,285	(1,802)	(2,879)	(70,749)	(72,145)
Depreciation and Amortization	11,017	10,759	10,637	10,544	42,957
Stock-based Compensation	4,752	4,700	2,286	3,376	15,114

EBITDAS	$68,193	$24,085	$24,676	$(241,953)	$(124,999)

Franchise Rights Acquired and Goodwill Impairments	—	—	26,420 (1)	312,741 (2)	339,161
2022 Plan Restructuring Charges (3)	—	—	19,117	3,557	22,674
2021 Plan Restructuring Charges (4)	636	265	(566)	103	438
2020 Plan Restructuring Charges (5)	(74)	(116)	—	—	(190)
Early Extinguishment of Debt (6)	1,183	—	—	—	1,183

Adjusted EBITDAS	$69,938	$24,234	$69,647	$74,448	$238,266

Total Debt					$1,421,239
Less: Cash					188,291

Net Debt					$1,232,948

Net Debt to Adjusted EBITDAS					5.2 X

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company's franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand operations, respectively, and an impairment charge of the Company's goodwill related to its Kurbo operations of $1,101.

(2)	Impairment charges of the Company's franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand operations, respectively.
(3)	Charges associated with the Company's previously disclosed 2022 restructuring plan.
(4)	Charges or the reversal of charges, as applicable, associated with the Company's previously disclosed 2021 organizational restructuring plan.
(5)	The reversal of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.
(6)	Charges associated with the Company's previously disclosed voluntary debt prepayments.